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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of First Financial Management Corporation on Form S-3 of the reports of Deloitte & Touche dated January 28, 1994 (which express an unqualified opinion and include an explanatory paragraph discussing the adoption of Statement of Financial Accounting Standards No. 109) included in the Annual Report on Form 10-K of First Financial Management Corporation for the year ended December 31, 1993.
We also consent to the reference to Deloitte & Touche LLP under the heading "Experts" in such Registration Statement.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP


Atlanta, Georgia
November 4, 1994